Exhibit 3.1

CERTIFICATE OF MERGER

OF

DEPOMED, INC.,

(a California corporation)

WITH AND INTO

ASSERTIO THERAPEUTICS, INC.,

(a Delaware corporation)

Pursuant to Section 252 of the

Delaware General Corporation Law

Assertio Therapeutics, Inc., a Delaware corporation, hereby certifies as follows pursuant to Section 103 of the Delaware General Corporation Law (the “DGCL”):

FIRST:  The names and states of incorporation of the constituent corporations to this merger are as follows:

Name of Corporation	State of Incorporation
Depomed, Inc.	California
Assertio Therapeutics, Inc.	Delaware

SECOND:  An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252(c) of the DGCL, by Assertio Therapeutics, Inc. in accordance with Section 228 of the DGCL and by Depomed, Inc. in accordance with Section 1108 of the California Corporations Code.

THIRD:  The name of the corporation surviving the merger is Assertio Therapeutics, Inc.

FOURTH:  The Certificate of Incorporation of Assertio Therapeutics, Inc. shall be the certificate of incorporation of the surviving corporation until further amended in accordance with the DGCL.

FIFTH:  The executed Agreement and Plan of Merger is on file at an office of the surviving corporation, the address of which is 100 S. Saunders Road, Suite 300, Lake Forest, IL 60045. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

SIXTH: The authorized capital stock of Depomed, Inc. consists of 200,000,000 shares of common stock, without par value, and 5,000,000 shares of preferred stock, without par value.

SEVENTH:  This Certificate of Merger, and the merger referenced herein, shall be effective at 11:59 p.m. (local time in Wilmington, Delaware) on August 14, 2018.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Merger to be executed by its undersigned duly authorized officer on the date set forth below.

ASSERTIO THERAPEUTICS, INC.

By:	/s/ Arthur J. Higgins
Arthur J. Higgins
President

Date:	August 10, 2018